UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APTIV PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey	98-1029562
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

(Address of Principal Executive Offices) (Zip Code)

Aptiv Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0791190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5725 Innovation Drive

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

Aptiv International Holdings (UK) LLP

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-0643213
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Park Row

Leeds, United Kingdom LS1 5AB

(Address of Principal Executive Offices) (Zip Code)

Aptiv Holdings US Limited

(Exact Name of Registrant as Specified in Its Charter)

Jersey	98-0641314
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Park Row

Leeds, United Kingdom LS1 5AB

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.350% Senior Notes due 2029	New York Stock Exchange
Guarantees of 4.350% Senior Notes due 2029 by Aptiv Corporation, Aptiv International Holdings (UK) LLP and Aptiv Holdings US Limited	New York Stock Exchange
5.400% Senior Notes due 2049	New York Stock Exchange
Guarantees of 5.400% Senior Notes due 2049 by Aptiv Corporation, Aptiv International Holdings (UK) LLP and Aptiv Holdings US Limited	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-228021

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Aptiv PLC (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated February 28, 2019 (the “Prospectus Supplement”) to a Prospectus dated October 26, 2018 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-228021), which Registration Statement was filed with the Securities and Exchange Commission on October 26, 2018 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus.

Item 2. Exhibits

Exhibit Number	Description

4.1	Senior Notes Indenture dated as of March 10, 2015 between the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Registrar and Paying Agent”) (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 10, 2015).

4.2	First Supplemental Indenture dated as of March 10, 2015 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 10, 2015).

4.3	Second Supplemental Indenture dated as of November 19, 2015 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on November 19, 2015).

4.4	Third Supplemental Indenture dated as of September 15, 2016 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 15, 2016).

4.5	Fourth Supplemental Indenture dated as of September 20, 2016 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 20, 2016).

4.6	Fifth Supplemental Indenture dated as of March 14, 2019 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 14, 2019).

4.7	Form of 4.350% Senior Notes due 2029 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 14, 2019).

4.8	Form of 5.400% Senior Notes due 2049 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 14, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aptiv PLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer & Secretary

Aptiv Corporation

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer & Secretary

Aptiv International Holdings (UK) LLP

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Secretary

Aptiv Holdings US Limited

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	“A” Director

Date: March 14, 2019